Exhibit 99.1

           IASIS Healthcare Announces Plans to Acquire Nevada Hospital

    FRANKLIN, Tenn.--(BUSINESS WIRE)--Jan. 20, 2004--IASIS Healthcare(R) Corporation today announced the signing of a definitive agreement to acquire Lake Mead Hospital Medical Center in Las Vegas, Nevada. The 198-bed hospital will be acquired from a subsidiary of Tenet Healthcare Corporation for approximately $25.0 million, subject to net working capital and other purchase price adjustments. Tenet will retain the accounts receivable and certain other current assets of the hospital.
    IASIS Healthcare expects Lake Mead to generate approximately $80 million to $90 million in annual net revenue during the first year of operations under its ownership. The sale is expected to close during the first calendar quarter, subject to closing conditions customary for a transaction of this type.
    David White, chairman, president and chief executive officer of IASIS Healthcare, said, "We are very pleased with the opportunity to purchase Lake Mead Hospital and to broaden our geographic reach and mission of working together with physicians to deliver high quality healthcare in another community. The purchase of this hospital is consistent with our strategy of selectively pursuing hospital acquisitions in high-growth markets where we can improve financial and operational performance. As our first acquisition since the formation of IASIS Healthcare, the addition of Lake Mead Hospital will mark a significant milestone for the Company."
    IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 acute care hospitals with a total of 2,028 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and four cities in Texas, including San Antonio. IASIS Healthcare(R) also owns and operates a behavioral health center in Phoenix and has an ownership interest in three ambulatory surgery centers. In addition, IASIS Healthcare(R) owns and operates a Medicaid managed health plan that currently serves over 90,000 members in Phoenix. For more information on IASIS Healthcare(R), please visit the company's website at www.iasishealthcare.com.

    This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Although management believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. The forward-looking statements contained in this press release are subject to risks and uncertainties, including those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and from time to time in the Company's filings with the Securities and Exchange Commission.
    In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company's objectives and plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


    CONTACT: IASIS Healthcare Corporation
             Investor contact:
             David R. White or W. Carl Whitmer, 615-844-2747 or
             News media contact:
             Tomi Galin, 615-467-1255